BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

Certified Public Accountants

Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We have issued our report dated August 23, 2005, accompanying the financial statements of Rx Staffing, Inc., a development stage company, on Form SB-2 as of June 30, 2005, and for the period December 6, 2004 (Inception) through June 30, 2005.  We hereby consent to the incorporation by reference of said report on the Registration Statement of Rx Staffing, Inc., a development stage company, on Form SB-2.

Signed,

/s/ Bagell, Josephs, Levine & Company, L.L.C.

Bagell, Josephs, Levine & Company, L.L.C.

August 30, 2005